UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 30, 2004

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000

(Former name or former address, if changed since last report)

Atlas Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	84-1207329

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000

(Former name or former address, if changed since last report)

This combined Form 8-K is separately filed by Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc. Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On August 30, 2004, David W. Lancelot, Senior Vice President and Chief Financial Officer of Atlas Air Worldwide Holdings, Inc. (the “Company”), submitted his resignation effective September 10, 2004. Mr. Lancelot resigned to return to his home town of Dallas, Texas in a senior financial position with Highland Capital Management, an investment advisory firm. The Company is commencing a search to fill Mr. Lancelot’s position. Until a permanent replacement is found, his responsibilities will be assumed by the existing members of the Company’s senior management team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

DATE: September 3, 2004	By:	/s/ John W. Dietrich

John W. Dietrich
Senior Vice President, General Counsel and Chief Human Resources Officer

Atlas Air, Inc.

DATE: September 3, 2004	By:	/s/ John W. Dietrich

John W. Dietrich
Senior Vice President, General Counsel and Chief Human Resources Officer